SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      DECEMBER 16, 2003 (DECEMBER 15, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        OKLAHOMA                       1-13726                   73-1395733
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                     73118
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    (Address of principal executive offices)                        (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS


Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 15, 2003. The following was included in the Press Release:

                CHESAPEAKE ENERGY CORPORATION DECLARES QUARTERLY
                      COMMON AND PREFERRED STOCK DIVIDENDS

OKLAHOMA CITY, OKLAHOMA, DECEMBER 15, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors has declared a $0.035 per share quarterly dividend that will be paid on January 15, 2004 to common shareholders of record on January 2, 2004. Chesapeake has approximately 217 million common shares outstanding.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 6.75% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the 6.75% preferred stock is payable on February 17, 2004 to preferred shareholders of record on February 2, 2004 at the quarterly rate of $0.84375 per share. Chesapeake has 2.998 million shares of 6.75% preferred stock outstanding with a liquidation value of $150 million.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 5.0% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the 5.0% preferred stock is payable on February 17, 2004 to preferred shareholders of record on February 2, 2004 at the rate of $1.208 per share. Chesapeake has 1.725 million shares of 5.0% preferred stock outstanding with a liquidation value of $172.5 million.

In addition, Chesapeake's Board has declared a quarterly cash dividend on Chesapeake's 6.0% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the 6.0% preferred stock is payable on March 15, 2004 to preferred shareholders of record on March 1, 2004 at the quarterly rate of $0.75 per share. Chesapeake has 4.6 million shares of 6% preferred stock outstanding with a liquidation value of $230 million.


CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHESAPEAKE ENERGY CORPORATION


                                         BY: /S/ AUBREY K. MCCLENDON
                                             ----------------------------------
                                                 AUBREY K. MCCLENDON
                                              Chairman of the Board and
                                               Chief Executive Officer

Dated:        December 16, 2003

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